EXHIBIT 99.2

For further information contact
Terry Trovato, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Announces Second Quarter 2008
Reporting Date and Conference Call

              Natchez, MS (July 31, 2008)--Callon Petroleum Company (NYSE: CPE) today announced its second quarter 2008 results of operations will be released on Wednesday afternoon, August 6, 2008.  A conference call discussing the results and current activity is scheduled for 10 a.m. Central Daylight Time Thursday, August 7, 2008.

The conference call may be accessed live over the internet through the Presentations Section of the company’s website at www.callon.com, and will be archived there for subsequent review.

In addition, a telephone recording of the conference call will be available from noon August 7 until noon August 8 Central Daylight Time, and may be accessed by dialing 1-800-633-8284 and entering Reservation Number 21389970.

Callon Petroleum Company is engaged in the exploration, development, acquisition and operation of oil and gas properties primarily in the Gulf Coast region.  Callon’s properties and operations are geographically concentrated in Louisiana, Alabama and the offshore waters of the Gulf of Mexico.

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in our businesses are set forth in our filings with the SEC. These risks and uncertainties include general economic conditions; the volatility of oil and natural gas prices; the uncertainty of estimates of oil and natural gas reserves; the availability and cost of seismic, drilling and other equipment; operating hazards inherent in the exploration for and production of oil and natural gas; difficulties encountered during the exploration for and production of oil and natural gas; weather conditions; and other factors listed in the reports filed by us with the SEC.  For additional information with respect to these and other factors, see our reports filed with the SEC. Our forward-looking statements speak only as of the date made, and we have no obligation to update these forward-looking statements.

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